UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 15, 2004

(Date of earliest event reported)

BIOPURE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15167	04-2836871

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11 Hurley Street, Cambridge, Massachusetts 02141

(Address of principal executive offices, including zip code)

(617) 234-6500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
SIGNATURE

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 15, 2004, Biopure Corporation received notice from The Nasdaq National Market (Nasdaq) that it had not regained compliance with the minimum bid price requirement under Nasdaq’s Marketplace Rule 4450(a)(5) since Nasdaq’s previous notice of June 17, 2004. That rule requires a closing bid price of at least $1.00 per share.

In accordance with Marketplace Rule 4450(e)(2), the company will now be provided an additional 180 calendar days, or until June 13, 2005, to regain compliance with the minimum bid requirement. If at any time before June 13, 2005 the bid price of the Company’s listed common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will comply with Marketplace Rule 4450(a)(5). If the Company has not regained compliance with the rule by June 13, 2005 it will be delisted unless it requests a hearing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOPURE CORPORATION
Date: December 16, 2004	By:	/s/ Francis H. Murphy
Francis H. Murphy
Chief Financial Officer